UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 31, 2014

MedAssets, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33881	51-0391128
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 North Point Center E, Suite 200, Alpharetta, Georgia	30022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 678-323-2500

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (e)

Effective December 31, 2014, Mr. Keith L. Thurgood resigned from the position of President, Spend and Clinical Resource Management Segment of MedAssets, Inc. (the “Company”). Mr. Thurgood will remain employed in a non-executive capacity through March 31, 2015 (the “Separation Date”) and will be available on an as-needed basis during such time to assist in the transition of his job duties. Under the terms of a separation and release agreement (“Separation Agreement”) with the Company and subject to the execution and non-revocation of a general release of claims in favor of the Company and its affiliates, Mr. Thurgood will be entitled to receive: (i) cash severance in the amount of $388,000, payable no later than the first pay period immediately following the day on which the revocation period, as defined in the Separation Agreement, elapses without revocation, or the first pay period immediately following the Separation Date, whichever is later; and (ii) an additional cash amount of $213,000 in full and final satisfaction of any and all obligation the Company may have in relation to Mr. Thurgood’s annual performance incentive for 2014, payable pursuant to the Company’s ordinary bonus pay schedule, and in any event no later than March 15, 2015. Additionally, on March 1, 2015, Mr. Thurgood will vest in, or, in the case of performance-based awards, be eligible to vest in based on actual performance, any outstanding equity-based awards that were otherwise scheduled to vest on March 1, 2015, and shall forfeit any equity-based awards that remain unvested as of such date. Following his termination of employment, Mr. Thurgood is subject to non-solicitation, non-hire and non-interference obligations for 36 months and to non-competition obligations for 24 months.

The description of the Separation Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Separation and Release Agreement between MedAssets Services, LLC and Mr. Thurgood.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedAssets, Inc.

January 6, 2015	By:	/s/ Charles O. Garner
Name: Charles O. Garner
Title: Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation and Release Agreement between MedAssets Services, LLC and Mr. Thurgood.